UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices, zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On January 26, 2010, each of Alliance Bank, N.A. (the “Bank”), the wholly owned subsidiary of Alliance Financial Corporation (the “Company”) and the Company entered into an employment agreement with Jack H. Webb, the President and Chief Executive Officer of the Bank and the Company, with John H. Watt, Jr., the Executive Vice President of the Bank and the Company and with J. Daniel Mohr, Executive Vice President and Chief Financial Officer of the Bank and the Company. These employment agreements supersede any existing employment or change of control agreements with these executives. The following description of the employment agreements is a summary of their material terms and does not purport to be complete, and is qualified in its entirety by reference to the employment agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Each employment agreement is effective as of January 26, 2010 and has an initial term of one year. Thereafter, each of the employment agreements will automatically extend for successive one year terms, unless previously terminated or either the Company or executive provides notice that it will not be extended. Mr. Webb will receive a base annual salary of $380,000, Mr. Watt will receive a base annual salary of $210,000 and Mr. Mohr will receive a base annual salary of $190,000. In addition to the base annual salary, the employment agreements provide for, among other things, participation in incentive programs and other employee benefit plans applicable to executive employees.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” each executive is entitled to receive a severance benefit equal to the greater of the unpaid compensation and benefits that would have been paid under the terms of this employment agreement if the executive had remained employed, or the unpaid compensation and benefits that would have been paid under the terms of this employment agreement (including any accrued bonus) for a period of one year following the termination. Upon Change of Control, as defined in the agreements, which results in the termination of the executive without cause or certain resignations for good reason, the executive will receive a lump sum payment equivalent to a multiple of the average annual cash compensation amount paid to the executive during the three (3) years preceding the Change of Control which multiple shall be three (3) times such annual average amount in the case of Mr. Webb and two (2) times the annual average amount in the case of Messrs. Watt and Mohr. In addition, under such circumstances, each executive will also receive a lump sum payment equal to a multiple of the Company’s annual cost of providing health, life and long-term disability coverages and other fringe benefits equal to three (3) times such amount in the case of Mr. Webb and equal to two (2) times such amount in the case of Messrs. Watt and Mohr. Further, if there is a Change in Control, then all forms of equity-based compensation, including unexpired stock options and unvested restricted stock will accelerate. In the event that any amounts payable under the employment agreements would be nondeductible to the Company or the Bank by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

The employment agreements also provide for a clawback of any incentive paid to, credit to an account on behalf or, or vested to the executive within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements.

Split Dollar Life Insurance

On January 27, 2010, the Bank also entered into a split dollar life insurance agreement with Mr. Webb. If Mr. Webb is employed by the Bank at the time of his death, then Mr. Webb’s designated beneficiaries will receive a lump sum payment equal to the Employee’s Interest, as defined in the agreement. The remainder of the insurance proceeds will be paid to the Bank. The Bank pays the premiums to keep the insurance policies in force, retains the right to terminate the insurance policies and is the owner of the cash surrender value of the insurance policies. Any successor to the Bank will be required to assume and perform this split dollar life insurance agreement as if no succession had occurred. The foregoing description of the split dollar life insurance agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Supplemental Retirement Agreement

On January 27, 2010, the Company, Bank and Mr. Webb also entered into the first amendment (the “Amendment”) to the Amended and Restated Supplemental Retirement Agreement, dated November 28, 2006 (the “Restated SERP”). The Restated SERP amended and restated the original Supplemental Retirement Agreement, dated May 1, 2000, for certain changes related to the requirements of Section 409A of the Code. The Amendment provides the ability to designate beneficiaries, clarifies the definition of “Death” for purposes of determining time of payment under the agreement, and requires Mr. Webb to prudently manage his other retirement benefits (outside of the Restated SERP) in order to preserve the potential offset of benefits otherwise payable under the Restated SERP. The foregoing description of the Amendment is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to Restated SERP and the Amendment thereto, which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

10.1	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and Jack H. Webb.

10.2	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and John H. Watt.

10.3	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and J. Daniel Mohr.

10.4	Split Dollar Agreement, dated January 27, 2010, by and between the Bank and Jack H. Webb.

10.5	Amended and Restated Supplemental Retirement Agreement, dated November 28, 2006, by and between the Company, the Bank and Jack H. Webb.

10.6	First Amendment to the Amended and Restated Supplemental Retirement Agreement, dated January 27, 2010, by and between the Company, the Bank and Jack H. Webb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: February 1, 2010	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and Jack H. Webb.

10.2	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and John H. Watt.

10.3	Employment Agreement, dated January 26, 2010, by and between the Company, the Bank and J. Daniel Mohr.

10.4	Split Dollar Agreement, dated January 26, 2010, by and between the Bank and Jack H. Webb.

10.5	Amended and Restated Supplemental Retirement Agreement, dated November 28, 2006, by and between the Company, the Bank and Jack H. Webb.

10.6	First Amendment to the Amended and Restated Supplemental Retirement Agreement, dated January 26, 2010, by and between the Company, the Bank and Jack H. Webb.